UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2007

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 Rutherford Road, Carlsbad, California	92008-7328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 931-1771

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 22, 2007, the Committee approved the grant of long-term incentive awards to David A. Laverty, Senior Vice President, Operations in recognition of significant results achieved to date with respect to certain Company operational initiatives and to further incentivize Mr. Laverty to continue the successful implementation of these initiatives. The awards granted to Mr. Laverty are set forth below:

Name	No. Stock Options	No. Restricted Stock Units	No. Performance Cash Units
David A. Laverty	18,142	4,865	69,918

The stock options have an exercise price equal to the fair market value of the Company’s common stock on August 22, 2007, the date of grant. The stock options vest over a three year period with one-third vesting on each of the first three anniversaries of the date of grant. The stock options expire no later than August 22, 2017. The Form of Notice of Grant of Stock Option and Option Agreement with respect to the stock options is in substantially the same form as Exhibit 10.61 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2007.

Each restricted stock unit represents the contingent right to receive one share of the Company’s common stock upon vesting. The restricted stock units are scheduled to vest on August 22, 2010. The restricted stock unit award provides for the accrual of dividend equivalent rights in the form of additional units but the additional units do not vest unless and until the underlying award vests. The Form of Restricted Stock Unit Grant with respect to the restricted stock units is in substantially the same form as Exhibit 10.62 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2007.

The performance cash units represent the right to receive $1.00 for each unit if the Company achieves certain performance goals for the three year performance period from January 1, 2007 through December 31, 2009. The actual number of performance units earned is ultimately determined based on the degree to which the Company meets financial targets as of the end of the performance period. For the 2007-2009 performance period, the financial target metric is Average Economic Profit Spread, which is based on return on invested capital less the Company’s weighted average cost of capital. Subject to certain threshold and maximum performance limits, performance above or below the target level generally results in an award above or below the target award. At threshold performance, the executive officer could earn 50% of the target award and at maximum performance or above could earn 200% of the target award. Performance below the threshold would result in no payout. The Form of Performance Unit Grant with respect to the performance cash units is in substantially the same form as Exhibit 10.63 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Dated: August 27, 2007	By:	/s/ Steven C. McCracken
Steven C. McCracken
Senior Executive Vice President, Chief Administrative Officer and Secretary

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